SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


	FORM 8-K


	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 10, 2007

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)564-3122

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


								Page 1 of 4 pages

Item 8.01.  OTHER EVENTS.

	The Company owns approximately 364 contiguous acres in the Township of Deptford, N.J. (the "Township"). Approximately 110 of the 364 acres are occupied by the closed Kinsley's Landfill, which is owned by the Company's wholly owned subsidiary, Kinsley's Landfill, Inc. On December 10, 2007 the Township's Mayor and Town Council approved a resolution designating an area, including approximately 342 acres of the Company's property, as an area in need of redevelopment in accordance with New Jersey Statute 40A:12A-5.

	This action follows the Township's Planning Board's August 8, 2007 approval of the study prepared by the Township's planner entitled "Five Points Study Area, Preliminary Investigation: Determination of an Area in Need of Redevelopment" (the "Five Points Study"). The Five Points Study concluded that the subject area (the "Five Points Study Area") should be designated a redevelopment area pursuant to the New Jersey Local Housing and Redevelopment Law.

	The designation of a redevelopment area under the New Jersey Local Housing and Redevelopment Law grants a municipality many options to achieve its objectives regarding the ultimate redevelopment of property located within the redevelopment area. For example, municipalities have the authority to designate a third party (generally a land developer) to redevelop the redevelopment area in a manner consistent with the
municipalities' redevelopment plan for the area.   In addition, in order to
advance the redevelopment project, municipalities may acquire property in the redevelopment area for redevelopment through good faith negotiations between the property owner and the designated redeveloper or through their powers of eminent domain, compensating the property owner for its fair market value.

	The process to determine the ultimate redevelopment plan for that redevelopment area may take years to complete, and impact the use or sale of property located within the redevelopment area during the process. There is no specific time frame set forth in the Local Housing and Redevelopment Law for completion of a redevelopment project. The owner of property included in a redevelopment area may initiate suit against a municipality to challenge the creation of the redevelopment area, the designation of a redeveloper, the adoption of a redevelopment plan and/or the amount of compensation offered for property.

	The Company is uncertain as to the Township's final intentions with respect to the Five Points Study Area, or if all or any of the Company's property will ultimately be included in the redevelopment plan. The Company had notified both the Township's Planning Board and the Township's Town Council of the Company's objections to certain errors and mischaracterizations contained within the Five Points Study, as well as the Planning Board's conclusion to approve the Five Points Study and recommend that the Township declare the Five Points Study Area a redevelopment area pursuant to the Local Housing and Redevelopment Law.

	During September 2007, two subsidiaries of Transtech commenced litigation entitled Kinsley's Landfill, Inc., and Birchcrest, Inc. v. Planning Board of the Township of Deptford (No. L-001536-07) in the Superior Court of New Jersey, Law Division, Gloucester County. During December 2007, the complaint was amended to include The Township of Deptford, Benderson Properties, Inc. and certain of its affiliates as defendants. The suit seeks, among other remedies, to reverse and set aside the Township's Planning Board approval of the 2007 study prepared by the Township's planner.

Press Release

	The following is the text of the press release dated December 12, 2007 reporting the Township's action:

	TRANSTECH PROPERTY INCLUDED IN REDEVELOPMENT AREA

	PISCATAWAY, N.J., December 12, 2007 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (the "Company")(OTC BULLETIN BOARD:TRTI) announced that on December 10, 2007 the Mayor and Town Council of the Township of Deptford, N.J. approved a resolution designating an area, which includes approximately 342 acres owned by the Company, as an area in need of redevelopment pursuant to local housing and redevelopment law. This action follows the previously reported recommendation of Township's Planning Board on August 8, 2007.

	The Company has filed suit against the Township of Deptford, the Planning Board, Benderson Properties, Inc. and certain of its affiliates that own property included within the redevelopment area. The suit seeks, among other remedies, to reverse and set aside the Township's actions.

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.




	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  December 12, 2007